Second Quarter 2003 Earnings Call

•  Chris Larsen

     — Chairman and Chief Executive Officer

         — Opening Remarks

•    Matt Roberts

      — Chief Financial Officer

      — Financial Review

•     Joe Kennedy

      — President and Chief Operating Officer

      — Operations Review

Safe Harbor

This presentation contains forward-looking statements based on current expectations that involve risks and uncertainties. E-LOAN actual results may differ from the results described here. Factors that could cause actual results to differ include, but are not limited to, general conditions in the lending industry, interest rate fluctuations, and the impact of competitive products. These and other risk factors are detailed in reports E-LOAN files with the Securities and Exchange Commission.

Q2 2003
Earnings Call
July 24, 2003

Historical Purchase Mortgage Market

Slide 4

$ Millions
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002

* Source: Mortgage Bankers' Association of America

E-LOAN

Highlights Q2 2003

•   Record Revenues &Profit

»	Revenue of $45.9 million, Up 119% vs. Q2'02 & Up 27% vs. Q1'03

»	Profit of $8.1 million or $0.12 per share on 66.7 M diluted shares

»	Income $0.01 Better than High End of Prior Guidance

•    Record Direct Margin

»	$25.4 million, Up 163% vs. Q2'02

•   Strong Progress on Diversification Strategy

»	Diversified Revenue Up 104% vs. Q2'02 & Up 41% vs. Q1'03

»	Purchase Mortgage Volume Up 117% vs. Q2'02 &Up 67% vs. Q1'03

E-LOAN Financial Model

Revenue	100%	100%	100%	100%
Expense
Operations	63	52	45	45
Marketing	25	25	25	22
Technology	9	5	5	8
G&A	9	7	6	5
Non-cash / Other *	53
Pre-Tax Income / (Loss)	(59)%	11%	19%	20%

* Includes Amortization of Schwab Warrants (ended Q2,01), CarFinance Goodwill (ended Q3'01), and Non-cash Stock Compensation Charge (ended Q4'01) and gain on sale of E-LOAN Japan (in Q4'01)

Forward Guidance & Goals

•   Key Assumptions for 2003

        »  Purchase mortgage volume growth of 15% in Q3 & 10% in Q4

        »   Auto loan volumes to increase 20% in both Q3 and Q4

        »   Home equity continued growth of 10% in both Q3 & Q4

        »   MBA forecast* for mortgage refinance decline of 3% in Q3 & 25% in Q4

        »    Recent rate increase should drive refi market decline MBA forecast

        »    Expect our refi volume flat in Q3 vs. Q2 record level, then down 25% in Q4

        »    Mortgage revenue per loan and interest spread to trend down to historical levels

•   3 Year Targets

         »   Grow diversified product revenues at 50% per year (Would produce approximately $190 million of diversified product revenue in 2005)

         »   Increase share of prime mortgage refinance market each year

*   Mortgage Bankers' Association - July 14, 2003

Forward Guidance & Goals — 2003

• 2003 Revenue	• $165 million

        »  60% growth over 2002 on more diversified product mix

        »   Increase from Jun'03 guidance of $155 million

        »    Diversified products % revenue = 52% in '03 vs. 42% in '02

        »   Diversified revenue of $86 million - 98% higher than 2002

• 2003 Net Income	• $25.1 million or $0.37 EPS

         »   135% growth over 2002 net income of $10.7 million or $0.18 EPS

         »  Increase from Jun'03 guidance of $23.5 million or $0.35 EPS

Q2 2003
Earnings Call
July 24, 2003

E-LOAN Revenue Growth

Slide 9

180
160
140
120
100
80
60
40
20
0
$6.8
$22.1
$35.9
$68.0
$103.3
$165.0
1998
1999
2000
2001
2002
2003
Guidance

89% Projected Compound Annual Growth Rate

E-LOAN

Q2 2003
Earnings Call
July 24, 2003

Diversified Revenue

Slide 10

- Product Mix

2002
Total Revenue $103 M
58%
Refinance
Purchase *
Auto
Home Equity
2003 (Guidance)
Total Revenue $165 M
48%

* Includes Non-Prime mortgage revenue (purchase & refinance).
Non-Prime originations, similar to purchase mortgages, have proven to be stable in various interest rate environments.

Q2 2003
Earnings Call
July 24, 2003

Slide 11

Diversified Revenue Growth

90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$0.3
$9.5
$27.3
$25.5
$43.5
$85.3
1998
1999
2000
2001
2002
2003 Guidance
98% Projected Growth in Diversified Revenue
Auto
Home Equity
Purchase

E-LOAN

Q2 2003
Earnings Call
July 24, 2003

Cost Efficiency

Slide 12

Improved Operations & Marketing Efficiency

$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
Millions
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% of Revenue
$165
79%
53%
$103
$68
$36
26%
12%
2000
2001
2002
2003
(Guidance)
Revenue $
Marketing %
Direct Margin %

E-LOAN

Purchase Mortgage Growth

•   Increased demand from all sources

•   Great rates, and

•   Consistent, high quality service delivery

Auto Business Update

•  Three Major Transitions Improve Foundation

         »  Relocation to California

         »  New Senior Management

         »  Increased Funding Flexibility

Technology Enhancements

        • Recent improvements

» Comprehensive mortgage and home equity operations system upgrade

» Debt Check-Up launch

Debt Check-Up Technology

•	Allows customers to analyze their total portfolio of outstanding debt Check loan products/rates vs. lowest cost

» Check loan products/rates vs. lowest cost

» Recommends steps to achieve lowest cost

Technology: Improving Website Visitor to Application Conversion

Q2 2003
Earnings Call
July 24, 2003

Slide 17

Home Equity = 536
Mortgage = 331
Auto = 142
500
400
300
200
100
-
Q2 '01
Q3 '01
Q4 '01
Q1 '02
Q2 '02
Q3 '02
Q4 '02
Q1 '03
Q2 '03
Q3 '03

E-LOAN